                                                                 EXHIBIT (a)(2)


                             LETTER OF TRANSMITTAL
                          TO BE USED TO TENDER SHARES
                                       OF

                             AIM FLOATING RATE FUND
                       PURSUANT TO THE OFFER TO PURCHASE
                             DATED NOVEMBER 3, 1999

          THE EXPIRATION DATE AND THE WITHDRAWAL DEADLINE IS 5:00 P.M.
            NEW YORK CITY TIME, ON DECEMBER 3, 1999, UNLESS EXTENDED

IMPORTANT: THIS LETTER OF TRANSMITTAL IS TO BE USED ONLY IF THE SHAREHOLDER IS A
   RECORD OWNER OF SHARES WHO DESIRES TO EFFECT THE TENDER OFFER TRANSACTION
    HIMSELF OR HERSELF BY TRANSMITTING THE NECESSARY DOCUMENTS TO THE FUND'S TRANSFER AGENT. A SHAREHOLDER WHO HOLDS SHARES THROUGH A BROKER, DEALER,
 COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE ("NOMINEE") IS NOT THE RECORD OWNER AND SHOULD INSTRUCT HIS OR HER NOMINEE TO EFFECT THE TENDER ON HIS OR HER
                                    BEHALF.

                                Transfer Agent:
                           A I M FUND SERVICES, INC.

                             For Information Call:
                                 (800) 959-4246

                         By Hand, or Overnight Courier:
                           A I M Fund Services, Inc.
                          11 Greenway Plaza, Suite 100
                           Houston, Texas 77046-1173

                                    By Mail:
                           A I M Fund Services, Inc.
                                 P.O. Box 4739
                           Houston, Texas 77210-4739

            DELIVERY TO AN ADDRESS OTHER THAN THAT SHOWN ABOVE DOES
                         NOT CONSTITUTE VALID DELIVERY.

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

LADIES AND GENTLEMEN:

     Pursuant to the Offer to Purchase dated November 3, 1999 (the "Offer to Purchase"), receipt of which is hereby acknowledged, the undersigned hereby tenders to AIM Floating Rate Fund, a closed-end investment company incorporated under the laws of the State of Maryland (the "Fund"), the shares described below of its common stock, par value $.001 per share (the "Shares"), at a price equal to the net asset value per Share ("NAV") calculated on the Expiration Date (as defined in the Offer to Purchase), in cash, less any applicable Early Withdrawal Charge, upon the terms and conditions set forth in the Offer to Purchase and this Letter of Transmittal.

     The undersigned hereby sells to the Fund all Shares tendered hereby that are purchased pursuant to the Offer and hereby irrevocably constitutes and appoints A I M Fund Services, Inc. (the "Transfer Agent") as attorney in fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to present such Shares and any Share certificates for cancellation of such Shares on the Fund's books. The undersigned hereby warrants that the undersigned has full authority to sell the Shares tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

     In section 1, the account numbers, names and addresses of the registered owners should be printed in the box below as they appear on the registration of the Shares. In section 2, the number of Shares that the undersigned wishes to tender should be indicated. In section 3, the undersigned may elect to receive proceeds from the Offer (less any applicable Early Withdrawal Charge) in cash by checking Option A. The undersigned may elect to receive, in lieu of cash, Class B shares of certain open-end investment companies managed or advised by A I M Advisors, Inc. by checking Option B. Each shareholder should check either Option A or Option B. If the Shares tendered hereby are in certificate form, the certificates representing such Shares must be returned together with this Letter of Transmittal.

     The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Fund may not be required to purchase any of the Shares tendered hereby. In that event, the undersigned understands that, in the case of Shares evidenced by certificates, certificate(s) for any Shares not purchased will be returned to the undersigned at the address indicated above.

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

-1 DESCRIPTION OF SHARES TO BE TENDERED

Account Number __ __ __ __ __ __ __ __ __ __


Name(s) of Registered Holder                                 Address as it Appears on Account:

_______________________________________________              ____________________________________________

_______________________________________________              ____________________________________________

_______________________________________________              ____________________________________________

-2 AMOUNT OF SHARES TO BE TENDERED

Please complete one of the below. If no choice is made, the shareholder tenders all uncertificated Shares.

[ ] I would like to tender ______________ Shares from the above account. (Enter the number of shares to be tendered*.)

[ ] I would like to tender ______________ dollars worth of shares from the above account. (The Transfer Agent will process the appropriate number of Shares to complete your request*.)

[ ] I would like to tender all Shares in the above account, including all uncertificated Shares that may be held in the name of the registered holder(s) by the Fund's Transfer Agent pursuant to the Fund's Dividend Reinvestment Plan*.

I am including the Share certificates, if any, representing the above Shares to be tendered. I understand that I must submit separate instructions to the Transfer Agent if I choose to receive a separate certificate for the remaining Shares should the certificate(s) presented represent more Shares than those I present for tender.

* The Early Withdrawal Charge, if applied, will be deducted from the cash payment.

                                                          Offer to Purchase with
                                                          Expiration Date of
                                                          December 3, 1999

-3 PAYMENT OF SHARES TO BE TENDERED

               CHECK ONE OF THE FOLLOWING AND FILL IN AS REQUIRED

[ ]  OPTION A   I elect to have the proceeds of the Shares tendered hereby and accepted for payment paid in cash, less any applicable Early
                Withdrawal Charge.

[ ]  OPTION B   I elect to have the proceeds of the Shares tendered hereby and accepted for payment invested in Class B shares of AIM
                _______________________ Fund (See additional information below.)

Complete the items below when selecting OPTION A (If no option is selected, a check will be sent to the address of record payable to the current registration.)

[ ]  Please make the check payable to the registration and address of record.

[ ]  Please make check payable to:_____________________________________________

     and send to the following address:________________________________________

     __________________________________________________________________________

     __________________________________________________________________________

[ ]  Please mail the cash proceeds to the                 [ ]  Please wire the cash proceeds to the
     following Bank Account:                                   following Bank Account:

     Bank Name _______________________________                 Bank Name _______________________________
     Bank Address ____________________________                 Bank ABA Number _________________________
                  ____________________________
                  ____________________________                 Bank Account Number _____________________

     Bank Account Number _____________________                 Bank Account Name(s) ____________________
                                                               _________________________________________
     Bank Account Name(s) ____________________                 _________________________________________

-4 AUTHORIZATION

                                 SIGNATURE FORM
                        (SEE INSTRUCTIONS 1, 2, 5 AND 8)

SOCIAL SECURITY NO.
OR TAXPAYER IDENTIFICATION NO. ________________________________________________

     Under penalty of perjury, I certify that (1) the number set forth above is my correct Social Security No. or other Taxpayer Identification No. and (2) I am not subject to backup withholding either because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject thereto as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject thereto.

     INSTRUCTION: You must strike out the language in (2) above if you have been notified that you are subject to backup withholding due to underreporting and you have not received a notice from the IRS that backup withholding has been terminated.

_________________________________________________

_________________________________________________  Date: ________________, 1999
(SIGNATURE(S) OF OWNER(S) EXACTLY AS REGISTERED)

Name(s) _______________________________________________________________________

_______________________________________________________________________________
                                 (PLEASE PRINT)

Telephone Number (     ) ______________________________________________________
Signature(s) Guaranteed by:

_______________________________________________________________________________

_______________________________________________________________________________


                                                          Offer to Purchase with
                                                          Expiration Date of
                                                          December 3, 1999

                                  INSTRUCTIONS

             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

     1. Use of Letter of Transmittal. This Letter of Transmittal is to be used only if you do not have a Nominee and intend to effect the tender offer transaction yourself. If your shares are registered in the name of a Nominee, do not use this form -- you must contact such Nominee if you desire to tender your shares.

     2. Guarantee of Signatures. All signatures on this Letter of Transmittal must be guaranteed by a member firm of a registered national securities exchange or a commercial bank or trust company having an office, branch or agency in the United States, unless all of the following conditions apply:

     - This Letter of Transmittal is signed by the registered holder(s) of the Shares, and

     - There is no change of registration of any remaining shares, and

     - The payment of the tender offer proceeds are to be sent to the registered owner of the Shares at the address shown in the Share registration, and

     - The tender offer proceeds will be less than $50,000.

     3. Delivery of Letter of Transmittal and Certificates. Certificates for all tendered Shares, together with a properly completed and duly executed Letter of Transmittal, should be mailed or delivered to the Transfer Agent on or prior to the Expiration Date at the appropriate address set forth herein and must be received by the Transfer Agent prior to the Expiration Date.

     THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES FOR SHARES, IS AT THE ELECTION AND RISK OF THE TENDERING SHAREHOLDER.

     4. Inadequate Space. If the space provided is inadequate, the additional information should be listed on a separate signed schedule attached hereto.

     5. Partial Tenders. If fewer than all of the Shares evidenced by any certificate submitted are to be tendered, fill in the number of Shares that are to be tendered in section 2 "Amount of Shares to be Tendered." All Shares represented by certificate(s) listed are deemed to have been tendered unless otherwise indicated.

     6. Signatures on Letter of Transmittal, Authorization and Endorsements.

     (a) If the Letter of Transmittal is signed by the registered holder of the Shares tendered hereby, the signature(s) must correspond with the name(s) in which the Shares are registered.

     (b) If the Shares are held of record by two or more joint holders, all such holders must sign this Letter of Transmittal.

     (c) If any tendered Shares are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Shares.

     (d) When this Letter of Transmittal is signed by the registered holder(s) of the Shares listed and, if applicable, of the certificates transmitted hereby, no endorsements of certificates or separate authorizations are required.

     (e) If this Letter of Transmittal or any certificates or authorizations are signed by trustees, executors, administrators, guardians, attorneys in fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and must submit proper evidence satisfactory to the Fund of their authority so to act.

     (f) Shareholders holding shares in an Individual Retirement Account ("IRA") that mail or deliver a Letter of Transmittal to tender Shares must also provide the Transfer Agent with a completed IRA distribution form.

     7. Transfer Taxes. The Fund will pay all transfer taxes, if any, payable on the transfer to it of Shares purchased pursuant to the Offer. If tendered certificates are registered in the name of any person other than the person(s) signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered holder or such other persons) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.

     8. Irregularities. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tender of Shares will be determined by the Fund, in its sole discretion, which determination shall be final and binding. The Fund reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for which would, in the opinion of counsel for the Fund, be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender with respect to any particular Shares or any particular shareholder, and the Fund's interpretations of the terms and conditions of the Offer (including these instructions) will be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Fund shall determine. Tendered Shares will not be accepted for payment unless the defects and irregularities have been cured within such time or waived. Neither the Fund, A I M Advisors, Inc., INVESCO Senior Secured Management, Inc., nor the Transfer Agent, nor any other person shall be obligated to give notice of defects or irregularities in tenders, nor shall any of them incur any liability for failure to give any such notice.

     9. Important Tax Information. A shareholder whose tendered Shares are accepted for payment is required by law to provide the Transfer Agent (as payer) with his or her correct taxpayer identification number, which is accomplished by completing and signing the Signature Form.

rev 11/99 FLR-MIS-2